Exhibit 4.14

AMENDMENT NO. 1 TO MASTER EXCLUSIVE SERVICE AGREEMENT

This Amendment No. 1 to Master Exclusive Service Agreement (the “Amendment”) is entered into as of Jan 28th, 2016 by and between the following parties:

(1)	Beijing Pioneer Technology Co., Ltd. (the “WFOE”), a wholly foreign-owned enterprise registered in Beijing under the laws of the People’s Republic of China (“PRC”); and

(2)	New Oriental Education & Technology (Group) Co., Ltd. (“New Oriental China”), a domestic company registered in Beijing under the PRC laws.

The WFOE and New Oriental China are hereinafter altogether referred to as the “Parties” and individually, as a “Party.” Terms used but not defined herein have the meaning ascribed to such terms in the Service Agreement (as defined below).

RECITALS

WHEREAS, the WFOE and New Oriental China are parties to the Master Exclusive Service Agreement dated as of September 19, 2014 (the “Service Agreement”), and the Parties wish to amend the Service Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.	Amendment to the Service Agreement.

Set forth in Schedule 1 to this Amendment is an up-to-date list of New Oriental Schools and Subsidiaries as of the date hereof, which shall replace the Schedule 1 to the Service Agreement in its entirety. This list may be further updated from time to time by New Oriental China and provided to the WFOE.

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2.	Effectiveness of this Amendment.

This Amendment shall become effective upon the execution hereof by the Parties.

3.	No Other Modification of Existing Terms.

This Amendment shall constitute an integral part of the Service Agreement and shall have the same full force and effect as all other provisions of the Service Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect or constitute a waiver of any of the terms, conditions, obligations, covenants or agreements contained in the Service Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

4.	Governing Law.

This Amendment, as an integral part of the Service Agreement, shall be construed in accordance with and governed by the laws of the PRC.

5.	Languages.

This Amendment is written in English and Chinese. Both language versions shall have the equal validity. In case of any discrepancy between the English version and the Chinese version, the English version shall prevail.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have duly executed this Amendment on the date appearing at the head hereof.

Beijing Pioneer Technology Co., Ltd.

Authorized Representative:

Signature:	/s/ Authorized Representative
Seal:	/s/ Seal of Beijing Pioneer Technology Co., Ltd.

New Oriental Education & Technology (Group) Co., Ltd.

Authorized Representative:

Signature:	/s/ Authorized Representative
Seal:	/s/ Seal of New Oriental Education & Technology (Group) Co., Ltd.

[Signature Page to Amendment No. 1 to Master Exclusive Service Agreement]

SCHEDULE 1

List of New Oriental Schools and Subsidiaries

1.	Schools

No.	English Name of Schools
1.	Beijing Haidian District Privately-Funded New Oriental School
2.	Beijing Changping New Oriental Foreign Language School
3.	Shanghai Yangpu District New Oriental Advanced Study School
4.	Guangzhou Haizhu District Privately-Funded New Oriental Training School
5.	Guangzhou Panyu Privately-Funded New Oriental Training Center
6.	Guangzhou New Oriental Training School
7.	Wuhan New Oriental Training School
8.	Tianjin New Oriental Training School
9.	Xi’an Yanta District New Oriental Training School
10.	Nanjing Gulou New Oriental Advanced Study School
11.	Shenzhen New Oriental Training School
12.	Shenyang New Oriental Foreign Language Training School
13.	Chongqing New Oriental Training School
14.	Chengdu New Oriental School
15.	Xiangyang New Oriental Training School
16.	Harbin Nangang District New Oriental Training School
17.	Changsha Furong District New Oriental Training School
18.	Taiyuan New Oriental Training School
19.	Jinan New Oriental School
20.	Hangzhou New Oriental School
21.	Fuyang New Oriental Training School
22.	Changchun New Oriental Training School
23.	Zhengzhou New Oriental Training School
24.	Foshan New Oriental Training School
25.	Suzhou New Oriental School
26.	Shijiazhuang New Oriental School
27.	Hefei New Oriental Foreign Language Training School

No.	English Name of Schools
28.	Fuzhou Gulou District New Oriental Training school
29.	Yunnan New Oriental Training School
30.	Anshan New Oriental Training School
31.	Zhuzhou New Oriental Training School
32.	Yichang Xiling District New Oriental School
33.	Wuxi New Oriental Advanced Study School
34.	Jingzhou New Oriental School
35.	Nanchang Donghu District New Oriental Language School
36.	Dalian New Oriental Training School
37.	Huangshi New Oriental Training School
38.	Ningbo New Oriental School
39.	Lanzhou Chengguan District New Oriental School
40.	Xiamen Siming District New Oriental Education Training School
41.	Qingdao New Oriental Language Training School
42.	Nanning New Oriental Education Training School
43.	Changchun Tongwen Senior High School
44.	Changchun Tongwen Gaokao Training School
45.	Xuzhou New Oriental Advanced Study School
46.	Xiangtan Yuhu District New Oriental School
47.	Zhenjiang New Oriental Training Center
48.	Luoyang New Oriental School
49.	Nantong Chongchuan District New Oriental School
50.	Jilin Chuanying District New Oriental Training School
51.	Guiyang Yunyan District New Oriental School
52.	Inner Mongolia Huhhot New Oriental School
53.	Tangshan Lubei District New Oriental School
54.	Urumqi New Oriental Training School
55.	Beijing New Oriental Yangzhou Foreign Language School
56.	Shiyan New Oriental School
57.	China Management Software Institute
58.	Qingdao Laoshan District Happy Alice Kindergarten
59.	Qingdao Happy Alice Kindergarten
60.	Qingdao Chengyang District Happy Alice Kindergarten
61.	Wenzhou New Oriental School
62.	Quanzhou Fengze District New Oriental Education Training School

No.	English Name of Schools
63.	Weifang New Oriental Training School
64.	Zhuhai Xiangzhou District New Oriental Education Training Center

2.	Subsidiaries

No.	English Name of Subsidiaries
65.	Beijing New Oriental Dogwood Cultural Communications Co., Ltd.
66.	Beijing New Oriental Dogwood Advertisement Co., Ltd.
67.	Beijing New Oriental Dogwood Bookstore, Audio & Video Co., Ltd.
68.	Shanghai Dogwood Bookstore & Audio-Visual Products Co., Ltd.
69.	Guangzhou Dogwood Bookstore & Audio-Visual Products Co., Ltd.
70.	Wuhan New Oriental Dogwood Bookstore & Audio-Visual Products Co., Ltd.
71.	Tianjin Dogwood Bookstore & Audio-Visual Products Co., Ltd.
72.	Xi’an New Oriental Dogwood Bookstore & Audio-Visual Products Co., Ltd.
73.	Nanjing New Oriental Dogwood Bookstore Products Co., Ltd.
74.	Shenyang New Oriental Dogwood Bookstore & Audio-Visual Products Co., Ltd.
75.	Chengdu New Oriental Dogwood Bookstore Products Co., Ltd.
76.	Chongqing New Oriental Dogwood Bookstore & Audio-Visual Products Co., Ltd.
77.	Harbin New Oriental Dogwood Bookstore & Audio-Visual Products Co., Ltd.
78.	Changsha New Oriental Dogwood Bookstore & Audio-Visual Products Co., Ltd.
79.	Changchun New Oriental Dogwood Bookstore & Audio-Visual Products Co., Ltd.
80.	Taiyuan New Oriental Dogwood Bookstore & Audio-Visual Products Co., Ltd.
81.	Hangzhou Dogwood Bookstore Products Co., Ltd.
82.	Nanchang Dogwood Bookstore & Audio-Visual Products Co., Ltd.
83.	Kunming Dogwood Bookstore & Audio-Visual Products Co., Ltd.
84.	Dalian New Oriental Dogwood Bookstore & Audio-Visual Products Co., Ltd.
85.	Lanzhou New Oriental Dogwood Bookstore & Audio-Visual Products Co., Ltd.

No.	English Name of Subsidiaries
86.	Shijiazhuang New Oriental Dogwood Bookstore & Audio-Visual Products Co., Ltd.
87.	Suzhou New Oriental Dogwood Bookstore & Audio-Visual Products Co., Ltd.
88.	Xuzhou New Oriental Dogwood Bookstore & Audio-Visual Products Co., Ltd.
89.	Urumqi Dogwood Bookstore & Audio-Visual Products Co., Ltd.
90.	Xiamen New Oriental Dogwood Bookstore & Audio-Visual Products Co., Ltd.
91.	Huhhot Dogwood Bookstore & Audio-Visual Products Co., Ltd.
92.	Beijing New Oriental Vision Overseas Consultancy Co., Ltd.
93.	Shanghai Vision Overseas Service Company Limited
94.	Shandong New Oriental Vision Overseas Consultancy Co., Ltd.
95.	Leci Internet Technology(Beijing) Company Limited
96.	Beijing Dianshijingwei Technology Company Limited
97.	Shanxi New Oriental Vision Overseas Consultancy Co., Ltd
98.	Fujian New Oriental Vision Overseas Consultancy Co., Ltd.
99.	Guangdong Vision Overseas Consultancy Co., Ltd
100.	Xinjiang New Oriental Vision Overseas Consultancy Co., Ltd.
101.	Shaanxi New Oriental Vision Overseas Consultancy Co., Ltd.
102.	Tianjin New Oriental Vision Overseas Consultancy Co., Ltd
103.	Neimenggu New Oriental Vision Overseas Consultancy Co., Ltd
104.	Liaoning New Oriental Vision Overseas Consultancy Co., Ltd
105.	Gansu New Oriental Vision Overseas Consultancy Co., Ltd
106.	Qingdao New Oriental Vision Overseas Consultancy Co., Ltd.

No.	English Name of Subsidiaries
107.	New Oriental Vision Overseas Consulting (U.K.) Limited
108.	Beijing Walkite International Travel Co. Ltd.
109.	Qingdao Alice Education & Technology Company Limited
110.	Beijing Aixuehuisi Education & Technology Company Limited
111.	Beijing New Oriental MEGAWAY Education & Consulting Co., Ltd